RECEIPT


The undersigned Provident Life and Accident Insurance Company hereby acknowledges receipt of Certificate No. 1 for seven hundred fifty thousand (750,000) shares of Series A Convertible Preferred Stock of Cytation.com Incorporated.

/s/ Provident Life and Accident Insurance Company

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY